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                                                                   Exhibit 10.22


                              MICRON HOLDINGS, INC.

                             2004 STOCK OPTION PLAN

1.    PURPOSE OF THE PLAN

            The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors and consultants of outstanding ability and to motivate such employees, directors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Options. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.    DEFINITIONS

            The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

            (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

            (b) Affiliate: (i) With respect to the Company, any Person directly or indirectly controlling, controlled by or under common control with the Company or any other Person designated by the Board in which the Company or its Affiliate has an interest, (ii) with respect to any Person other than the Company, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

            (c) Beneficial Owner: A "beneficial owner," as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

            (d)   Board: The Board of Directors of the Company.

            (e) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

            (f) Committee: The Board or such committee of the Board as may be designated from time to time to administer the Plan.

            (g) Company: Micron Holdings, Inc., a Delaware corporation, and any successor thereto by merger, consolidation or otherwise.

            (h) Effective Date: The date on which the "Effective Time" (as defined in the Merger Agreement) occurs.

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            (i)   Employment: The term "Employment" as used herein shall be
                  deemed to refer to (i) a Participant's employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant's services as a consultant, if the Participant is a consultant to the Company or its Affiliates and (iii) a Participant's services as an non-employee director, if the Participant is a non-employee member of the Board.

            (j) Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per-Share closing bid price and per-Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the "Nasdaq"), or, if no sale of Shares shall have been reported on the composite tape of any national securities exchange or quoted on the Nasdaq on such date, the arithmetic mean of the per-Share closing bid price and per-Share closing asked price on the immediately preceding date on which sales of the Shares have been so reported or quoted, and (ii) if there is not a public market for the Shares on such date, the value established by the Committee in good faith.

            (k) Initial Investors: The initial parties to the Stockholders' Agreement.

            (l) Merger Agreement: The Agreement and Plan of Merger, dated as of May 1, 2004, to which Titan Holdings, Inc., a Delaware corporation, the Company and Micron Merger Corporation, a Delaware corporation, are parties.

            (m) Option: A stock option granted pursuant to Section 6 of the Plan.

            (n) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

            (o) Participant: An employee, director or consultant who is selected by the Committee to participate in the Plan.

            (p)   Person: A "person," as such term is used for purposes of
                  Section 13(d) or 14(d) of the Act (or any successor section thereto).

            (q)   Plan: The Micron Holdings, Inc. 2004 Stock Option Plan.

            (r) Shares: Shares of common stock, par value $.01 per share, of the Company and any other securities into which such shares of common stock are changed or for which such shares of common stock are exchanged.

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            (s)   Stockholders' Agreement: The Stockholders Agreement dated as of June 21, 2004 (as amended and restated from time to time) by and among the Company, the Initial Investors and such other Persons who become parties thereto.

            (t) Transaction: The occurrence of any of the following events after the Effective Date: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person, other than any of the Initial Investors or their Affiliates, or (ii) any Person, other than (x) any of the Initial Investors or the Affiliates of any of the Initial Investors and (y) any employee benefit plan (or trust forming a part thereof) of the Company or any of its subsidiaries, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity that controls the Company), including by way of merger, consolidation or otherwise, and, in connection with such event, the representatives of the Initial Investors cease to comprise a majority of the Board.

3.    SHARES SUBJECT TO THE PLAN

            The total number of Shares which may be issued under the Plan is 1,430,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares upon the exercise of an Option or in consideration of the cancellation or termination of an Option shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Options which (i) terminate or lapse without the payment of consideration or (ii) are settled in cash may, to the extent of such termination, lapse or settlement, again be the subject of Options granted under the Plan. In addition, if an Option is exercised in whole or in part by tendering Shares, actually or by attestation, the tendered Shares may again be the subject of Options under the Plan.

4.    ADMINISTRATION

            The Plan shall be administered by the Committee. Options may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Options under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, without limitation, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Option consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including,

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without limitation, accelerating or waiving any vesting conditions). The
Committee shall require Participants to make arrangements which are satisfactory to it to pay any amounts it may determine are required to be withheld for federal, state, local or other taxes in connection with an Option.

5.    LIMITATIONS

            No Option may be granted under the Plan after the tenth anniversary of the Effective Date, but Options theretofore granted may extend beyond that date.

6.    TERMS AND CONDITIONS OF OPTIONS

            Options granted under the Plan shall be non-qualified stock options and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

            (a) Option Price. The Option Price per Share shall be determined by the Committee.

            (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

            (c) Exercise of Options. Except as otherwise provided in the Plan or in an Option agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to the following sentence. The Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant in cash or by check or wire transfer, or by such other means as are permitted by the Committee. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, has paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee or pursuant to the Plan or the applicable Option agreement.

            (d) Unless the Committee determines otherwise, exercise of an Option shall be conditioned upon the execution by the Participant of a form of stockholders' agreement prepared by the Company.

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7.    ADJUSTMENTS UPON CERTAIN EVENTS

            Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the Plan:

            (a) Generally. In the event of any increase, decrease or other change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reverse split, reorganization, reclassification, recapitalization, repurchase, issuance of warrants, rights or debentures, merger, consolidation, spin-off, split-up, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares (other than regular cash dividends) or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Options, the Option Price of outstanding Options, and any other affected terms of the outstanding Options.

            (b) Transaction. In the event of a Transaction, (i) the Committee may provide in the applicable Option agreement or otherwise that any outstanding Options then held by Participants which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested upon the consummation of such Transaction and (ii) the Committee may, but shall not be obligated to, (A) cancel all Options and make payment in connection with such cancellation equal to the excess, if any, of the Fair Market Value of the Shares subject to such Options over the aggregate exercise price of such Options or (B) provide for the issuance of substitute options or other awards that will preserve, as nearly as practicable, the economic terms of Options previously granted hereunder, in each case as determined by the Committee in its sole discretion.

8.    NO RIGHT TO EMPLOYMENT OR OPTIONS

            The granting of an Option under the Plan shall impose no obligation on the Company or any subsidiary of the Company to continue the Employment of a Participant and shall not lessen or affect the Company's or such subsidiary's right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Options. The terms and conditions of Options and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

9.    SUCCESSORS AND ASSIGNS

            The rights and obligations under the Plan shall be binding on and inure to all predecessors, successors and assigns of the Company and any Participant, including, without

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limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

10.   NONTRANSFERABILITY OF OPTIONS

            Unless otherwise determined by the Committee, an Option shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Option exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

11.   AMENDMENTS OR TERMINATION

            The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 7 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or (b) without the consent of a Participant, if such action would diminish any of the rights of such Participant under any Option theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Options meeting the requirements of the Code or other applicable laws.

12.   INTERNATIONAL PARTICIPANTS

            With respect to Participants who reside or work inside or outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Options with respect to such Participants in order to conform such terms with the requirements of local law.

13.   CHOICE OF LAW

            The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws.

14.   EFFECTIVENESS OF THE PLAN

            The Plan shall be effective as of the Effective Date.

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